                                                                   EXHIBIT 99.4




                         CONSENT OF FREDERICK S. HAMMER

                  I hereby consent to the use of my name in the Registration Statement on Form S-4 of Quantum Direct Corporation and any amendment thereto, as the same appears therein under the caption "The Combined Company--Directors and Executive Officers" with respect to my becoming a director of Quantum Direct Corporation.

March 12, 1998
                                           /s/ Frederick S. Hammer
                                           ------------------------------------
                                           Frederick S. Hammer